As filed with the Securities and Exchange Commission on May 4, 1998
                                               Registration No.
                                                                ----------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                               ALLEN TELECOM INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                  38-0290950
    (State or Other Jurisdiction           (I.R.S. Employer Identification No.)
  of Incorporation or Organization)

                 25101 Chagrin Boulevard, Beachwood, Ohio 44122
           (Address of Principal Executive Offices Including Zip Code)

                       ALLEN TELECOM INC. 1992 STOCK PLAN
                     AND INDIVIDUAL STOCK OPTION AGREEMENTS
                BETWEEN ALLEN TELECOM INC. AND CERTAIN DIRECTORS
                            (Full Title of the Plan)

                 Robert A. Youdelman, Executive Vice President,
                 Chief Financial Officer and Assistant Secretary
                               Allen Telecom Inc.
                   25101 Chagrin Blvd., Beachwood, Ohio 44122
                     (Name and Address of Agent For Service)
                                 (216) 765-5800
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE


==================================================================================================================================
Title of                   Amount to be               Proposed Maxi-            Proposed Maxi-             Amount of
Securities to              Registered (1)(2)          mum Offering              mum Aggregate              Registration
be Registered                                         Price Per Share (3)       Offering Price (3)         Fee
----------------------------------------------------------------------------------------------------------------------------------


Common Shares, par
value $1.00 per share      1,382,000                  $15.74                    $21,752,680                $6,591.00
Preferred Stock
Purchase Rights            1,382,000
==================================================================================================================================

(1) Each share of Common Stock, $1.00 par value per share ("Common Stock") includes one Series C Junior Participating Preferred Stock Purchase Right ("Right"). Each Right, when exercisable, entitles the holder to purchase 0.01 (subject to adjustment in certain events) share of Series C Junior Participating Preferred Stock of the Registrant. Such Rights are not currently exercisable or transferrable independently of the shares of Common Stock.

(2) Pursuant to Rule 416 of the Securities Act of 1933 ("Securities Act"), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of Allen Telecom Inc. 1992 Stock Plan, as amended and restated as of May 1, 1998 ("Plan").

(3) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange, Composite Transaction Tape on April 29, 1998, within five business days prior to filing.

                         Exhibit Index Appears on Page 4

                                Page 1 of 4 Pages

                                     Part II

         Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 33-52420 on Form S-8 as filed by Allen Telecom Inc. (formerly named The Allen Group Inc.) (the "Registrant") with the Securities and Exchange Commission ("SEC") on September 25, 1992, previously incorporated by reference in Registration Statement 33-58951 on Form S-8 as filed by the Registrant with the SEC on May 1, 1995, are incorporated herein by reference.


Item 8.  Exhibits
         --------

         4(a)     Second Restated Certificate of Incorporation.

         4(b)     By-laws, as amended and restated through December 4, 1997.

         4(c) Certificate of Designation, Preferences and Rights of Series C Junior Participating Preferred Stock.

         4(d) Rights Agreement, dated as of January 20, 1998, between the Registrant and Harris Trust Company of New York, as Rights Agent (filed as Exhibit Number 4.1 to Registrant's Registration Statement on Form 8-A filed January 9, 1998 and incorporated herein by reference).

         4(e) Allen Telecom Inc. 1992 Stock Plan, as amended and restated as of May 1, 1998.

         4(f) Form of Non-Qualified Option to Purchase Stock granted to certain directors of the Registrant on February 19, 1997 (filed as Exhibit Number 10(q) to Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1996 (Commission file number 1-6016) and incorporated herein by reference).

         5 Opinion of Counsel of McDara P. Folan, III, regarding the legality of the securities being registered.

         23(a) Consent of Independent Auditors, Coopers & Lybrand L.L.P., to the incorporation by reference in this Registration Statement of their report on the consolidated financial statements and the financial statement schedule included in the Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1997.

         23(b)    Consent of Counsel (included in Exhibit 5).



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on May 1, 1998.



                             ALLEN TELECOM INC.



                      By:    /s/  Robert G. Paul
                           -----------------------------------------------------
                           Robert G. Paul, President and Chief Executive Officer





                                Page 2 of 4 Pages

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                 Signature                                    Title                                      Date
                 ---------                                    -----                                      ----

 /s/  Robert G. Paul                       President, Chief Executive Officer                         May 1, 1998
-----------------------------------        and Director (Principal Executive
Robert G. Paul                             Officer)


 /s/  Robert A. Youdelman                  Executive Vice President, Chief                            May 1, 1998
-----------------------------------        Financial Officer and Assistant
Robert A. Youdelman                        Secretary (Principal Financial
                                           Officer)


  /s/  James L. LePorte, III               Vice President, Treasurer and                              May 1, 1998
-----------------------------------        Controller (Principal Accounting
James L. LePorte, III                      Officer)


  /s/  Philip Wm. Colburn                  Chairman of the Board and Director                         May 1, 1998
-----------------------------------
Philip Wm. Colburn

 /s/  Jill K. Conway                       Director                                                   May 1, 1998
-----------------------------------
Jill K. Conway

 /s/  Albert H. Gordon                     Director                                                   May 1, 1998
-----------------------------------
Albert H. Gordon

 /s/  William O. Hunt                      Director                                                   May 1, 1998
-----------------------------------
William O. Hunt

 /s/  J. Chisholm Lyons                    Vice Chairman of the Board and                             May 1, 1998
-----------------------------------        Director
J. Chisholm Lyons

 /s/  John F. McNiff                       Director                                                   May 1, 1998
-----------------------------------
John F. McNiff

 /s/  Charles W. Robinson                  Director                                                   May 1, 1998
-----------------------------------
Charles W. Robinson

                                           Director                                                   May 1, 1998
-----------------------------------
William M. Weaver, Jr.



                                Page 3 of 4 Pages

                                  EXHIBIT INDEX
                                  -------------

         4(a)     Second Restated Certificate of Incorporation.

         4(b)     By-laws, as amended and restated through December 4, 1997.

         4(c) Certificate of Designation, Preferences and Rights of Series C Junior Participating Preferred Stock.

         4(d) Rights Agreement, dated as of January 20, 1998, between the Registrant and Harris Trust Company of New York, as Rights Agent (filed as Exhibit Number 4.1 to Registrant's Registration Statement on Form 8-A filed January 9, 1998 and incorporated herein by reference).

         4(e) Allen Telecom Inc. 1992 Stock Plan, as amended and restated as of May 1, 1998.

         4(f) Form of Non-Qualified Option to Purchase Stock granted to certain directors of the Registrant on February 19, 1997 (filed as Exhibit Number 10(q) to Registrant's Form 10-K Annual Report for the fiscal year ended December 31, 1996 (Commission file number 1-6016) and incorporated herein by reference).

         5 Opinion of Counsel of McDara P. Folan, III, regarding the legality of the securities being registered.

         23(a) Consent of Independent Auditors, Coopers & Lybrand L.L.P., to the incorporation by reference in this Registration Statement of their report on the consolidated financial statements and the financial statement schedule included in the Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1997.

         23(b)    Consent of Counsel (included in Exhibit 5).






                                Page 4 of 4 Pages